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                                                                   EXHIBIT(h)(2)

                       TRANSFER AGENT SERVICING AGREEMENT

         THIS AGREEMENT is made and entered into as of this 2nd day of January, 2001, by and between The Dow Target Variable Fund LLC, a limited liability company organized under the laws of the State of Ohio (the "Corporation") and Firstar Mutual Fund Services, LLC, a limited liability company organized under the laws of the State of Wisconsin ("FMFS").

         WHEREAS, the Corporation is an open-end management investment company which is registered under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Corporation is authorized to create separate series, each with its own separate investment portfolio;

         WHEREAS, FMFS is a limited liability company and, among other things, is in the business of administering transfer and dividend disbursing agent functions for the benefit of its customers; and

         WHEREAS, the Corporation desires to retain FMFS to provide transfer and dividend disbursing agent services to each series of the Corporation listed on Exhibit A attached hereto, (each hereinafter referred to as a "Fund") as may be amended from time to time.

         NOW, THEREFORE, in consideration of the mutual agreements herein made, the Corporation and FMFS agree as follows:

1.       APPOINTMENT OF TRANSFER AGENT

         The Corporation hereby appoints FMFS as Transfer Agent of the Corporation on the terms and conditions set forth in this Agreement, and FMFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein

2.       DUTIES AND RESPONSIBILITIES OF FMFS

         A. FMFS shall receive daily orders from the Corporation for the purchase or sale of shares of each Fund.

                  FMFS shall reimburse the Fund each month for all material losses resulting from "as of" processing errors for which FMFS is responsible in accordance with the "as of" processing guidelines set forth in the attached Exhibit B.

3.       COMPENSATION

         The Corporation agrees to pay FMFS for the performance of the duties listed in this Agreement the sum of $2,500 per year for each of the funds set forth on Exhibit A attached hereto, or as may be added after the date hereof.


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                  These fees and reimbursable expenses may be changed from time to time subject to mutual written agreement between the Corporation and FMFS.

                  The Corporation agrees to pay all fees and reimbursable expenses within ten (10) business days following the receipt of the billing notice.

                  Notwithstanding anything to the contrary, amounts owed by the Corporation to FMFS shall only be paid out of assets and property of the particular Fund involved.

4.       REPRESENTATIONS OF FMFS

         FMFS represents and warrants to the Corporation that:

         A. It is a limited liability corporation duly organized, existing and in good standing under the laws of Wisconsin;

         B. It is a registered transfer agent under the Securities and Exchange Act of 1934 as amended (the "Exchange Act").

         C. It is duly qualified to carry on its business in the State of Wisconsin;

         D. It is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement;

         E. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

         F. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

         G. It will comply with all applicable requirements of the Securities Act of 1933, as amended, the Exchange Act, the 1940 Act, and any laws, rules, and regulations of governmental authorities having jurisdiction.

5.       REPRESENTATIONS OF THE CORPORATION

         The Corporation represents and warrants to FMFS that:

         A. The Corporation is an open-ended diversified investment company under the 1940 Act;

         B. The Corporation is a corporation organized, existing, and in good standing under the laws of Ohio;


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         C.       The Corporation is empowered under applicable laws and by its
                  Articles of Incorporation and Bylaws to enter into and perform this Agreement;

         D. All necessary proceedings required by the Articles of Incorporation have been taken to authorize it to enter into and perform this Agreement;

         E. The Corporation will comply with all applicable requirements of the Securities Act, the Exchange Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction; and

         F. A registration statement under the Securities Act has been made effective and will remain effective, and appropriate state securities law filings, if ever applicable, will be made, with respect to all shares of the Corporation being offered for sale.

6.       PERFORMANCE OF SERVICE;  LIMITATION OF LIABILITY

         A. FMFS shall exercise reasonable care in the performance of its duties under this Agreement. FMFS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Corporation in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond FMFS's control, except a loss arising out of or relating to the FMFS' refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, if FMFS has exercised reasonable care in the performance of its duties under this Agreement, the Corporation shall indemnify and hold harmless FMFS from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which FMFS may sustain or incur or which may be asserted against FMFS by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to FMFS's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence or from willful misconduct on its part in performance of its duties under this Agreement,
                  (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to FMFS by any duly authorized officer of the Corporation, such duly authorized officer to be included in a list of authorized officers furnished to FMFS and as amended from time to time and furnished to FMFS in writing by the Secretary or other appropriate officer of the Corporation.

         B. FMFS shall indemnify and hold the Corporation harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which the Corporation may sustain or incur or which may be asserted against the

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                  Corporation by any person arising out of any action taken or omitted to be taken by FMFS as a result of FMFS's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

                  In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, FMFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond FMFS's control. FMFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FMFS. FMFS agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Corporation shall be entitled to inspect FMFS's premises and operating capabilities at any time during regular business hours of FMFS, upon reasonable notice to FMFS.

                  Regardless of the above, FMFS reserves the right to reprocess and correct administrative errors at its own expense.

         C. In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation which presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim which may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent.


         D. FMFS is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Corporation's Articles of Incorporation and agrees that obligations assumed by the Corporation pursuant to this Agreement shall be limited in all cases to the Corporation and its assets, and if the liability relates to one or more series, the obligations hereunder shall be limited to the respective assets of such series. FMFS further agrees that it shall not seek satisfaction of any such obligation from the shareholder or any individual shareholder of a series of the Corporation, nor from the Directors or any individual Director of the Corporation.
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7.       PROPRIETARY AND CONFIDENTIAL INFORMATION

                  FMFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Corporation all records and other information relative to the Corporation and prior, present, or potential shareholders (and clients of said shareholders) and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Corporation, which approval shall not be unreasonably withheld and may not be withheld where FMFS may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities, or when so requested by the Corporation.

                  Further, FMFS will adhere to the privacy policies adopted by the Corporation pursuant to Title V of the Graham-Leach-Bliley Act (the "Act") as may be modified from time to time. Notwithstanding the foregoing, FMFS will not share any nonpublic personal information concerning any of the Corporation's shareholders, or any contract owners of The Ohio National Life Insurance Company or its affiliates, to any third party unless specifically directed by the Corporation or allowed under one of the exceptions noted under the Act.

8.       TERM OF AGREEMENT

                  This Agreement shall become effective as of the date hereof and will continue in effect terminated as hereinafter provided. This Agreement may be terminated by either party by the delivery to the other party of ninety (90) days prior written notice of such termination. However, this Agreement may be amended by mutual written consent of the parties at any time.

9.       RECORDS

                  FMFS shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Corporation but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act, and the rules thereunder. FMFS agrees that all such records prepared or maintained by FMFS relating to the services to be performed by FMFS hereunder are the property of the Corporation and will be preserved, maintained, and made available with such section and rules of the 1940 Act and will be promptly surrendered to the Corporation on and in accordance with its request.


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10.      GOVERNING LAW

                  This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Wisconsin. However, nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.

11.      DUTIES IN THE EVENT OF TERMINATION

                  In the event that, in connection with termination, a successor to any of FMFS's duties or responsibilities hereunder is designated by the Corporation by written notice to FMFS, FMFS will promptly, upon such termination and at the expense of the Corporation, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by FMFS under this Agreement in a form reasonably acceptable to the Corporation (if such form differs from the form in which FMFS has maintained, the Corporation shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FMFS's personnel in the establishment of books, records, and other data by such successor.

12.      NOTICES

                  Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows: Notice to FMFS shall be sent to:

                  Firstar Mutual Fund Services, LLC
                  615 East Michigan Street
                  Milwaukee, WI  53202

                  and notice to the Corporation shall be sent to:

                  The Dow Target Variable Fund LLC
                  Attention:  Dennis Taney
                  One Financial Way
                  Cincinnati, OH  45242


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer or one or more counterparts as of the day and year first written above.

THE DOW TARGET VARIABLE FUND LLC        FIRSTAR MUTUAL FUND SERVICES, LLC


By: ______________________________      By: ________________________________

Title: __________________________       Title: ______________________________



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                             TRANSFER AGENT SERVICES
                               ANNUAL FEE SCHEDULE

                                                                       EXHIBIT A

                   Separate Series of Ohio National Fund, Inc.
NAME OF SERIES                                                      DATE ADDED
--------------
JANUARY DOW TARGET 5                                                    3/1/01
FEBRUARY DOW TARGET 5                                                   3/1/01
MARCH DOW TARGET 5                                                      3/1/01
APRIL DOW TARGET 5                                                      3/1/01
MAY DOW TARGET 5                                                        3/1/01
JUNE DOW TARGET 5                                                       3/1/01
JULY DOW TARGET 5                                                       3/1/01
AUGUST DOW TARGET 5                                                     3/1/01
SEPTEMBER DOW TARGET 5                                                  3/1/01
OCTOBER DOW TARGET 5                                                    3/1/01
NOVEMBER DOW TARGET 5                                                   3/1/01
DECEMBER DOW TARGET 5                                                   3/1/01
DOGS OF THE DOW JANUARY                                                 3/1/01
DOGS OF THE DOW FEBRUARY                                                3/1/01
DOGS OF THE DOW MARCH                                                   3/1/01
DOGS OF THE DOW APRIL                                                   3/1/01
DOGS OF THE DOW MAY                                                     3/1/01
DOGS OF THE DOW JUNE                                                    3/1/01
DOGS OF THE DOW JULY                                                    3/1/01
DOGS OF THE DOW AUGUST                                                  3/1/01
DOGS OF THE DOW SEPTEMBER                                               3/1/01
DOGS OF THE DOW OCTOBER                                                 3/1/01
DOGS OF THE DOW NOVEMBER                                                3/1/01
DOGS OF THE DOW DECEMBER                                                3/1/01


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                                                                       EXHIBIT B

            FIRSTAR MUTUAL FUND SERVICES, LLC AS OF PROCESSING POLICY

         Firstar Mutual Fund Services, LLC (FMFS) will reimburse the Fund(s) for any net material loss that may exist on the Fund(s) books and for which FMFS is responsible, at the end of each calendar month. "Net Material Loss" shall be defined as any remaining loss, after netting losses against any gains, which impacts a Fund's net asset value per share by 1/2 cent or more. Gains and losses will be reflected on the Fund's daily share sheet, and the Fund will be reimbursed for any net material loss on a monthly basis. FMFS will notify the advisor to the Fund(s) on the daily share sheet of any losses for which the advisor may be held accountable.